                                                                   EXHIBIT 10.11
                                                CONFIDENTIAL TREATMENT REQUESTED


                                FORMFACTOR, INC.

                            KEY MANAGEMENT BONUS PLAN

                                     (2004)

I.       PURPOSE

         To further the success of FormFactor, Inc. (hereinafter referred to as the "COMPANY") by enabling the Company to be competitive with the rest of the industry in attracting and retaining key talent and to provide an incentive, in addition to base salary compensation, to those key professionals of the Company who will have a substantial opportunity to influence achievement of major corporate objectives and subsequent Company growth. This will 1) more closely associate the personal interests of such key professionals with Company interests, 2) encourage such key professionals to continue as employees of the Company; and 3) position the Company as a company that provides better-than-market rewards for better-than-market performance.

II.      DETERMINATION OF BONUS PAYMENT

         Actual bonus award amounts are based on a combination of specific percentage achievement of corporate objectives and specific percentage achievement of personal objectives. Percentage participation rates are established for each individual based on level of responsibility and scope of work in the organization. Specific bonus target percentages will be established for each plan year.

III.     CORPORATE OBJECTIVES

         Attachment A lists the indicators used to measure achievement of the corporate objectives component for FY2004 plan.

         Each objective has equal weight (1/3). The minimum threshold equals 80% of the target (i.e., no payment for that indicator unless 80% of the target is reached.) The maximum threshold equals 200% of the target (i.e., for any single indicator, no more than 200% of the bonus target amount will be paid).

IV.      PERSONAL OBJECTIVES

         Participants will work with their Managers to identify personal objectives to be used as achievement indicators for each individual participating in the Plan. These objectives should be critical to the success of the individual and should tie into the overall Company business priorities. The maximum threshold equals 125% of the target (i.e., for any single personal objective, no more than 125% of the bonus target amount will be paid). The applicable Senior Manager must approve each individual's personal objectives and the weighting of each within the total percentage for personal objectives. The personal objectives component will constitute a pre-determined percentage of the total award depending upon the degree of each participant's actual achievement of personal goals as determined by the appropriate Vice President (or higher).

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* * * Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

V.       ALLOCATION OF INCENTIVE BONUS

A. DEFINITIONS:

         1. CAF = Corporate Achievement Factor defined as the average of the percentage achievement of the three corporate objectives (with a minimum of 80% and a maximum of 200% for each objective achieved; if the percentage achievement is less than 80% for a corporate objective, it counts as zero in computing the CAF):

             Percentage of Bookings Target achieved                  =       %
             Percentage of Net Sales Target achieved                 =       %
             Percentage of Operating Margin Target achieved          = ______%

                                                             Total   =       %

                                   CAF = Total
                                         -----
                                           3

         2. PPS = Participant's Proportional Share (%) defined as:

         Participant's                               Participant's
         Bonus %         x   (CAF  x  #* * *%   +      Personal     x   #* * *%)
                                                      Objectives
                                                     Achievement

         # percentage see Attachment A

         3. PIB = Participant's Incentive Bonus defined as: (example)

         Participant's
         Individual         x    PPS     =     PERSONAL INCENTIVE BONUS
         Base Salary                           (subject to Override calculation)

B. EXAMPLE ONLY:

Director-BU at $* * * base with * * *% bonus % and personal objectives achievement of 89%. HYPOTHETICAL


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* * * Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                AOP        RESULT    ACHIEVEMENT %     CAF
                                ---        ------    -------------     ---
         Bookings              $* * *      $64.3M      * * *%
         Net Sales             $* * *      $75.0M      * * *%         * * *%
         Operating Margin      $* * *      $ 1.1M      * * *%

         PPS =    (* * *%) X (* * * % x * * *%     +    89% X * * *%)
                  (* * *%) X (* * *% + * * *%)  =  * * *%

         PIB = $* * * X * * *% = $* * *.- = PERSONAL INCENTIVE BONUS

VI.      DEFINITION OF BASE PAY

         An individual's eligible gross earnings for the Plan Year (exclusive of overtime, shift premiums, car allowance, bonuses, etc.) will be used in calculating the bonus payment. Participants who enter the KMBP during the year will receive a pro-rated payout based on the number of completed weeks in the plan year.

VII.     PLAN YEAR

         The Plan Year nets from December 28, 2003 - December 25, 2004.

VIII.    MISCELLANEOUS PROVISIONS

A. ADMINISTRATION

         The Chairman of the Board of Directors and the Board Compensation Committee shall have full power and authority to administer and interpret the plan and to adopt such rules and regulations consistent with the terms of the Plan as they deem necessary or advisable to carry out the provisions of the Plan. The CEO/President may appoint an Administrator of the Plan and delegate to such Administrator power to administer and interpret the Plan as to such matters as the CEO/President may deem necessary.

B. TERMINATION OF EMPLOYMENT

         In order to be eligible for the bonus, an employee must be employed with the Company on the date payouts for the designated plan year occur. If prior to the end of the award period a participant's employment terminates by way of retirement, normal retirement date, death, or total and permanent disability (as determined under the Company's Long- Term Disability Plan), and the participant would have been entitled to the payment of the award if his/her employment had not so terminated, payment of the award shall be pro-rated based on the number of months of the award period during which the participant was an employee. If a participant's employment terminates by reason of death, payment of the award shall be made to the person(s) designated as the participant's beneficiary under the Company 401(k) Retirement Plan, and if there is none, to the participant's estate.


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* * * Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

C. SALE OF COMPANY

         If the Company is sold, or if the Company is a party to a merger or consolidation in which it is not the surviving company, all awards will be deemed to have been earned at 100% of the target value for the current year and will be paid to the applicable participant at that point.

D. TRANSFER OF RIGHTS

         The rights and interests of a participant under the Plan may not be assigned or transferred except by will and the laws of descent or distribution.

E. RIGHT TO EMPLOYMENT

         Participation in the Plan shall not confer on any employee the right to continued employment in the same or any other capacity.

F. RIGHTS TO PLAN

         No employee or other person shall have any claim or right to be granted an award under the Plan, nor shall participation in the Plan in one year grant any right to participate in the Plan in any subsequent year.

G. WITHHOLDING

         The Company shall have the right to deduct from all awards paid under the Plan any federal, state, local, or foreign taxes required by law to be withheld with respect to such awards.

H. UNALLOCATED FUNDS

         Monies that are unallocated due to the personal objectives not being satisfactorily accomplished, as determined by the CEO/President, will remain part of the Company's operating funds.

I. AMENDMENT AND TERMINATION

         The Board of Directors may amend or suspend the Plan, in whole or in part, at any time with respect to the current or any subsequent Plan year.

                                  ATTACHMENT A

                     FY2004 MANAGEMENT BONUS PLAN GUIDELINES

Title/Responsibility                 Target % Corporate        Target % Personal
--------------------                 ------------------        -----------------
CEO                                  100                       0
Senior Vice-President                80                        20
Vice-President-Corp.                 * * *                     * * *
Vice-President-B.U.                  * * *                     * * *
Vice-President-Tech. L.C.            * * *                     * * *
Director - BU                        * * *                     * * *
Director - Tech. I.C.                * * *                     * * *



                      FY2004 CORPORATE BONUS PLAN TARGETS

                         BOOKINGS:                    $* * *



                         NET SALES:                   $* * *



                         OPERATING MARGIN:            $* * *


* Includes charges of $6.2M for the new site.



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* * * Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.